FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Employer and Employee entered into an Employment Agreement dated as of September 15, 2003 between Speedemissions, Inc. ("Employer") and Richard A. Parlontieri ("Employee") (the "Employment Agreement") governing the terms and conditions of Employee's employment with Employer; and

WHEREAS, Employer and Employee desire to amend certain provisions of the Employment Agreement regarding the exercise price of the stock options that were granted to employee pursuant to the Employment Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.    Section 3(h) of the Employment Agreement is hereby deleted in its entirety and the following new Section 3 is inserted in lieu thereof:

(h)          The Employee is hereby granted options (in the aggregate, the “Options”) to subscribe for and purchase from the Employer four hundred thousand (400,000) shares of the Company’s Common Stock (in the aggregate, the “Option Stock”) at a price per share equal to the Fair Market Value of the of the Option Stock as of the date hereof. “Fair Market Value” shall mean twenty-five cents ($0.25) per share. The Options may be exercised by the Employee or members of his immediate family. Upon the execution of this Agreement one-fourth, or 100,000, of the Options are fully vested. The remaining 300,000 Options will vest in three equal parts of 100,000 Options on each of October 1, 2004; October 1, 2005; and October 1, 2006. Upon a Change of Control (as hereinafter defined), or termination Without or With Cause (as hereinafter defined), all Options remaining unvested shall be automatically vested and may be immediately exercised. All other terms and conditions relating to the Options shall be set forth in a separate Option Agreement between the Employee and Employer; provided, however, that the terms and conditions of the Option Agreement shall not conflict with this subsection (h).

2.           The Employment Agreement, as amended hereby, is hereby reaffirmed and restated herein by the undersigned, and said Employment Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this First Amendment.

IN WITNESS WHEREOF, Employer has caused this Amendment to be executed and Employee has hereunto set his hand this 19th day of December, 2003.

EMPLOYER:
SPEEDEMISSIONS, INC.

By:   ___/s/ Bahram Yusefzadeh ________________
Title: _ Director_____________________________

EMPLOYEE:

____/s/ Richard A. Parlontieri__________________(SEAL)
Richard A. Parlontieri